Exhibit 4.1

WARRANT AMENDMENT AGREEMENT
This Warrant Amendment Agreement (this “Amendment”) is made as of February 28, 2020, by and between Amyris, Inc., a Delaware corporation (the “Company”), and [_______] (the “Holder”).
RECITALS
WHEREAS, on September 10, 2019, the Company issued and sold a common stock purchase warrant (the “Warrant”) to the Holder, pursuant to the terms of that certain Credit Agreement dated September 10, 2019, by and between the Company and the Holder.
WHEREAS, as partial consideration for, and as a condition to, the Holder's agreement to enter into a Forbearance Agreement among the Company, the Holder and certain other lenders on the date hereof, Company and the Holder now desire to amend certain provisions of the Warrant as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Warrant Amendment. Section 2(b) of the Warrant shall be amended and restated to read in its entirety as follows:
“b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.87, subject to adjustment hereunder (the “Exercise Price”).”
2.    No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Warrant shall remain in full force and effect.
3.    Miscellaneous.
(a)    Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b)    Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGES FOLLOW]

Exhibit 4.1

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By:______________________________________
(Signature)
Name:___________________________________
Title:____________________________________

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

HOLDER:
[_______]
__________________________________________ (Signature)
Name:____________________________________
Title: _____________________________________

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]